                                                                   EXHIBIT 23.1


                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Community First Bankshares, Inc. of our report dated March 5, 1999, included in the 1998 Annual Report to Shareholders of Community First Bankshares, Inc.

We also consent to the incorporation by reference in the following Registration Statements and related Prospectuses of Community First Bankshares, Inc. of our report dated March 5, 1999, with respect to the consolidated financial statements of Community First Bankshares, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1998.

              Registration
    Form      Statement No.        Purpose
-------------------------------------------------------------------------------
     S-8         33-44921     1987 Stock Option Plan
     S-8         33-48160     401(k) Retirement Plan
     S-8        333-52071     1996 Stock Option Plan and 401(k) Plan
     S-3        333-37527     Registration of $150,000,000 of Common Stock,
                              Preferred Stock and Debt Securities
     S-4        333-40071     Shelf registration of 4,438,207 shares of Common
                              Stock
     S-4        333-49367     Shelf registration of 7,000,000 shares of Common
                              Stock

                              /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
March 22, 1999